Exhibit 10.1

TERMINATION OF LETTER OF INTENT AND MUTUAL RELEASE AGREEMENT   This Termination of Letter of Intent and Mutual Release Agreement(this "Termination and Release") is entered into on May 12, 2016 and is effective as of May   4,   2016 (the "Effective Date") and is by and between Avalanche International Corp, a    Nevada corporation ("Avalanche"), JS Technologies, Inc., a California corporation ("JSTech"), Steve Smith ("SSmith"), Joleen Smith ("JSmith"), John Suhr ("JSuhr"), Aura Suhr ("ASuhr"), and Kevin Suhr ("KSuhr") and together with SSmith, JSmith, JSuhr, and ASuhr, the "Sellers"). Avalanche, JSTech, and the Sellers may each be referred to herein as a "Party" and collectively as the "Parties."   RECITALS   WHEREAS, the Parties are parties to that certain Letter of Intent dated June 12, 2015 (the "Original Agreement"), as amended by an Amendment to Letter of Intent  dated August 4, 2015 (the "First Amendment");   WHEREAS, the Parties desire to terminate the Original Agreement, as amended by the First Amendment, and to release each other as set forth in this Termination and Release, including any breakup or liquidated damages fees set forth in Section 10 thereof.  NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:   AGREEMENT   1.The Original Agreement, as amended by the First Amendment, is hereby terminated in its entirety. 2. Each of the Parties, on behalf of himself/herself as well as his/her fiduciaries, representatives, agents, estates, trusts, attorneys, executors, administrators, beneficiaries, successors and assigns, absolutely and unconditionally releases and forever discharges the other Parties (individually a "Releasee" and collectively the "Releasees"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, commitments, indebtedness, obligations, promises, judgments and damages of every nature and kind whatsoever, in law or equity, whether  existing or contingent, known or unknown, matured or unmatured, arising directly or indirectly from or related to the Original Agreement, as amended by the First Amendment ("Claims"), including without limitation, claims arising from or as a consequence of any actions or omissions to act of the Releasees. This Release is intended by the Parties to be all encompassing and to act as a full and total release of any claims that a Party has, may have in the future, or has had against any or all of the Releasees resulting or arising from, relative to, or based on facts, events or occurrences, since the Beginning of the World through the date of this Release arising directly or indirectly from or related to the Original Agreement, as amended by the First Amendment. Each Party acknowledges    Page 1 of 3  100986503-3 1    understanding that the facts in respect of which this Release is given may hereafter be determined to be other than or different from the facts now known or believed by such Party, and such Party hereby accepts and assumes the risks of the facts being different and agrees that this Release shall be and remain, in all respects, effective and not subject to termination or rescission by reason or any such difference in facts. The Parties hereto intend that this provision be construed as broadly as possible.  3. This Release shall be interpreted, enforced and governed under the laws of the State of California without given effect to the conflict of law principles thereof. Venue for any cause of action brought pursuant to this Release shall be Orange or Los Angeles County, California. In the event of any legal proceedings commenced relating to any Claim released hereby, the non-successful Party or Parties shall reimburse the reasonable legal fees, including reasonable attorneys' fees, of the successful Party or Parties.  4. It is understood and agreed by the Parties hereto that all rights under Section 1542 of the Civil Code of California, which provides as follows:  "A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him must have materially affected his/her settlement with the debtor,"   are hereby expressly waived. The Parties acknowledge, agree and understand the consequences of a waiver of Section 1542 of the California Civil Code and assume full responsibility for any and all injuries, damages, losses or liabilities that may hereinafter arise out of or be related to the dispute. The Parties understand and acknowledge that the significance and consequence of this waiver of Section 1542 of the Civil Code is that even if a Party should eventually suffer additional damages arising out of the subject matter hereof, it will not be permitted to make any claim for those damages. Furthermore, all Parties acknowledge that they intend these consequences even as to claims for damages that may exist as of the date hereof but which the Parties do not know exist, and which, if known, would materially affect the Parties' decision to execute this Release, regardless of whether the Parties' lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.   [remainder of page intentionally left blank; signature page to follow] 100986503-3 )      Page 2 of 3    IN WITNESS WHEREOF, the Parties hereto have caused this Release to be executed as of the date set forth above. "Avalanche"  Avalanche International Corp., a Nevada corporation          "SSmith"    Steve Smith    "JSuhr"    John Suhr    "KSuhr"    Kevin Suhr                     :00986503-3    "JSTech"  JS Technologies, Inc.,  a C( a nia c r  ion    y:John Its:President    "JSmith"    Joleen Smith    "ASuhr"    Page 3 of 3